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                                                                   EXHIBIT 10.19


                               SECURITY AGREEMENT


                  THIS SECURITY AGREEMENT (the "SECURITY AGREEMENT") is entered into as of September 28, 1998 by HI/FN, INC., a Delaware corporation ("BORROWER"), whose principal place of business is 750 University Avenue, Los Gatos, California 95032 (the "PROPERTY"), in favor of STAC, INC., a Delaware corporation ("LENDER").

                                    Recitals

                  A. Lender has agreed to make a certain loan (the "LOAN") to Borrower in the amount of $5,000,000.00. The Loan will be evidenced by and subject to the terms and conditions of that certain Promissory Note of even date herewith executed by Borrower in favor of Lender (the "NOTE"). This Security Agreement, the Note, and all other documents and instruments now or hereafter executed by Borrower in connection with or to evidence or secure payment of the Loan will hereinafter be referred to collectively as the "LOAN DOCUMENTS."

                  B. As a condition precedent to Lender making the Loan contemplated by the Promissory Note, Lender requires that Borrower shall have executed this Agreement.

                                    Agreement

                  NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Borrower agrees as follows:

         1. Security Interest. As security for the Obligations (as hereinafter defined), Borrower hereby grants and assigns to Lender as of the date of this Agreement a security interest in all of Borrower's right, title and interest in and to the following (collectively, the "COLLATERAL"): (a) all tangible and intangible personal property, furnishings, fixtures and equipment now owned by Borrower or which Borrower may hereafter acquire, including without limitation any such personal property, furnishings, fixtures and equipment located at the Property; and (b) all proceeds of any sale or disposition of all or any portion of such personal property, furnishings, fixtures and equipment, whether in cash or notes or any other non-cash items, including, without limitation, (i) all rights of Borrower to receive moneys due and to become due under or pursuant to the Collateral, (ii) all rights of Borrower to receive the return of any premiums for, or proceeds of, any insurance, indemnity, warranty or guaranty with respect to the Collateral or to receive any condemnation proceeds, (iii) all claims of Borrower for damages arising out of, or for breach of or default under, any agreements constituting part of the Collateral or any other Collateral, (iv) all rights of Borrower to terminate, amend, supplement, modify or waive performance under the any agreements constituting part of the Collateral, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (v) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the Collateral is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily. The Collateral includes, but is not limited to, all of Borrower's right, title and interest in and to the following:



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                  (A) all of Borrower's personal property, goods, equipment, supplies, building and other materials of every nature whatsoever and all other personal property, including, but not limited to, all computer equipment, calculators, adding machines and any other electronic equipment of every nature used by Borrower;

                  (B) all of Borrower's accounts and accounts receivable, including, without limitation, all rights to payment for goods sold or leased or for services rendered which are not evidenced by an instrument or chattel paper, all other present or future rights for money due or to become due, all of Borrower's chattel paper, instruments, promissory notes, and general intangibles for money due or to become due of any kind, in each case whether now existing or hereafter arising and wherever arising and whether or not earned by performance, other general intangibles, documents of title, warehouse receipts, leases, deposit accounts, money, tax refund claims, indemnification and other similar claims and contract rights permits and licenses, franchises, certificates, stock, and all rights in, to and under all security agreements, mortgages, deeds of trust, guarantees, leases and other agreements or contracts securing or otherwise relating to any of the foregoing;

                  (C) all of the trademarks and service marks now held or hereafter acquired by Borrower, which are registered in the United States Patent and Trademark Office or in any similar office or agency of the United States or any other country or any state thereof or any political subdivision thereof and any application for such trademarks and service marks, as well as any unregistered marks used by Borrower in the United States or any other country and trade dress including logos, designs, trade names, business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used in the United States or any other country ("MARKS"), together with the registration and right to renewals thereof, and the goodwill of the business of Borrower symbolized by the Marks and all licenses associated therewith;

                  (D) all copyrights which Borrower now or hereafter has registered with the United States Copyright Office or in any similar office or agency of the United States or any other country or any state thereof or any political subdivision thereof, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or in any similar office or agency of the United States or any other country or any state thereof or any political subdivision thereof by Borrower or patent to which Borrower now or hereafter has title and any divisions or continuations thereof, as well as any application for a patent now or hereafter made by Borrower, and all reissues, renewals or extension thereof; and

                  (E) all computer programs of Borrower and all intellectual property rights therein and all other proprietary information of Borrower, including, but not limited to, trade secrets.

         2. Obligations Secured. This Agreement secures the payment and performance of all present and future obligations of Borrower to Lender under the Loan, the Loan Documents, and under any document which recites that it is secured hereby (the "OBLIGATIONS").

         3. Representations and Warranties. Borrower represents and warrants that



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(a) Borrower has, or will have, good title to the Collateral, (b) Borrower has not previously assigned or encumbered the Collateral, and no financing statement covering any of the Collateral has been delivered to any other person or entity,
(c) Borrower's principal place of business is located as the address specified above, (d) Borrower shall not relocate its principal place of business or change its name without thirty (30) days' prior written notice to Lender, (e) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and authorized to do business and is in good standing in the State of California and in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, (f) Borrower has all requisite corporate power and authority to own its properties and assets and to transact the business in which it presently is, or proposes to be, engaged, and to execute, deliver and perform each of the Loan Documents, (g) Borrower has duly authorized, executed and delivered each Loan Document and each Loan Document is the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, and (h) the execution, delivery and performance of each Loan Document by Borrower are not in contravention of (i) the articles of incorporation, bylaws or other organizational documents of Borrower or (ii) any applicable law, rule, regulation, order or similar form of decision of any arbitrator, court or governmental authority (or political subdivision thereof), or any easement, right of way, permit, license, action, approval, consent or other similar authorization, right or approval binding on Borrower or any of its property, or (iii) any material agreement, instrument, lease or other commitment to which Borrower is a party or by which it or any of its properties are bound; and will not, except as contemplated herein, result in the imposition of any lien, charge, encumbrance, or other preferential arrangement having substantially the same economic effect, upon any of its properties.

         4. Covenants. Borrower covenants and agrees that until the repayment in full in cash of the Loan, and unless otherwise waived in writing by Lender:

                  (a) Minimum Debt Service Coverage Ratio. Borrower shall not as of the end of any fiscal quarter suffer or permit its Debt Service Coverage Ratio for the previous four fiscal quarters to be less than 1.5 to 1.0.

                  (b) Adjusted Quick Ratio. Borrower shall not as of the end of any fiscal quarter suffer or permit its ratio (determined in respect of Borrower and its Subsidiaries on a consolidated basis) of (i) cash plus the value (valued in accordance with GAAP) of all Cash Equivalents plus net current accounts receivable (valued in accordance with GAAP) to (ii) Consolidated Current Liabilities to be less than 1.25 to 1.00.

                  (c) Profitability. Borrower shall not as of the end of any fiscal quarter suffer or permit its Consolidated EBITDA for each of the prior four fiscal quarters to be less than zero; provided, however, that its Consolidated EBITDA for one fiscal quarter during the prior four fiscal quarters may be less than zero so long as the absolute value of the Consolidated EBITDA of such fiscal quarter (where the Consolidated EBITDA is less than zero) is not greater than $200,000.

                  (d) Annual Financial Statements. As soon as available, but in any event, within ninety (90) days after the end of each fiscal year, Borrower shall deliver to Lender the following,



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all in a form satisfactory to Lender: (i) audited statements of financial condition of Borrower, as of the end of such fiscal year with the related statements of income and retained earnings and statements of changes in financial position for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, and (ii) an unqualified opinion of a nationally recognized firm of an independent accountants acceptable to Lender.

                  (e) Quarterly Financial Statements. As soon as available but, in any event within forty-five (45) days after the end of each of the first three fiscal quarters, Borrower shall deliver to Lender complete unaudited statements of financial condition of Borrower as of the end of such fiscal quarter with related statements of income and retained earnings and statements of changes in financial position for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be in a form satisfactory to Lender, and certified as to fairness of presentation, GAAP and consistency by the financial officer of Borrower, subject to normal year-end audit adjustments.

                  (f) Compliance Certificate. Within forty-five (45) days after the end of each fiscal quarter, Borrower shall deliver to Lender a certificate from the financial officer of Borrower in a form acceptable to Lender stating that: (i) such officer has reviewed or caused to be made a review of the transactions and financial condition of Borrower during such fiscal quarter;
(ii) Borrower is in compliance with the financial covenants set forth in Sections 4(a), (b) and (c); and (iii) such review has not, to the best of such officer's knowledge, disclosed the existence of any event or condition which constitutes an Event of Default under any Loan Document, or if any such event or condition exists, the nature thereof and the corrective actions that such officer has taken or proposes to take with respect thereto.

                  (g) Certain definitions. As used in this Section 4, the following capitalized terms shall have the following meanings:

                           (i) "CASH EQUIVALENTS" shall mean:

                               (A) securities issued or fully guaranteed or
insured by the United States Government or any agency thereof having maturities of not more than 12 months from the date of acquisition;

                               (B) certificates of deposit, time deposits,
Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than 12 months, issued by (i) any U.S. commercial bank or any commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (but including, in any event, Singapore), or a political subdivision of any such country, in each case having combined capital and surplus of not less than $100,000,000 and whose short-term securities are rated at least A-1 by Standard & Poor's Corporation ("S&P") or at least P-1 by Moody's Investor Service, Inc. ("MOODY'S");

                               (C) taxable and tax-exempt commercial paper of an
issuer rated at


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least A-1 by S&P or at least P-1 by Moody's and in either case having a tenor of not more than 270 days;

                               (D) medium term notes of an issuer rated at least
AA by S&P or at least Aa2 by Moody's and having a remaining term of not more than 12 months after the date of acquisition by Borrower or its Subsidiaries;

                               (E) municipal notes and bonds which are rated at
least SP-2 or AA by S&P or at least MIG-2 or Aa by Moody's with tenors of not more than 12 months;

                               (F) investments in taxable or tax-exempt money
market funds with assets greater than $500,000,000 and whose assets have average maturities less than or equal to 180 days and are rated at least A-1 by S&P or at least P-1 by Moody's;

                               (G) money market preferred instruments of an
issuer rated at least A-1 by S&P or at least P-1 by Moody's with tenors of not more than 12 months;

                               (H) for similar investments, subject to Lender's
prior written approval.

                           (ii) "CONSOLIDATED CURRENT LIABILITIES" shall mean,
at any time of determination, all amounts which would, in accordance with GAAP, be included under current liabilities on a consolidated balance sheet of Borrower and its Subsidiaries, but in any event including the outstanding Loan.

                           (iii) "CONSOLIDATED EBITDA" shall mean, with respect
to Borrower and its Subsidiaries on a consolidated basis for any period, net income (or loss) for such period (A) plus, to the extent deducted in computing such net income (or loss), the sum of (a) total depreciation and amortization expenses for any period, plus (b) total interest expense during such period, plus (c) if applicable, provisions for taxes based on income during such period, plus (d) losses attributable to sales of assets during such period, plus (e) other non-cash items reducing net income, and (B) minus, to the extent included in computing such net income (or loss), the sum of (x) gains attributable to sales of assets during such period, plus (y) other non-cash items increasing net income; all of the foregoing as determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP.

                           (iv) "DEBT SERVICE COVERAGE RATIO" shall mean, for
any period, the ratio of (i) Consolidated EBITDA during such period to (ii) the aggregate amount of debt service becoming due or payable by Borrower or any of its Subsidiaries during such period, as calculated by Borrower but subject to the approval of Lender.

                           (v) "GAAP" shall mean generally accepted accounting
principles in effect from time to time in the United States.

                           (vi) "SUBSIDIARY" of Borrower, shall mean any
corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or



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controlled directly or indirectly by Borrower, or one or more Subsidiaries of
Borrower, or a combination thereof.

         5. Rights of Lender. In addition to Lender's rights as a "secured party" under the California Commercial Code, as amended or recodified from time to time (the "CODE"), Lender may, at any time and at the expense of Borrower, but shall not be obligated to, (a) give notice to any person of Lender's rights hereunder and enforce such rights, (b) insure, protect, defend and preserve the Collateral and any rights or interests of Lender therein, (c) inspect the Collateral, and (d) endorse, collect and receive any payment of money owing to Borrower under or from the Collateral. Lender shall have no duty or obligation to make or give any presentments, demands for performance, notices of nonperformance, notices of protest or notices of dishonor in connection with any of the Collateral.

         6. Collateral Designation Statement. Borrower shall, from time to time within ten (10) days after request by Lender, deliver to Lender a written statement indicating the description and location of all Collateral then subject to this Agreement.

         7. Other Undertakings. In addition to Borrower's obligations under the other Loan Documents, Borrower, at its sole cost, agrees (a) to pay and discharge all taxes, assessments and other charges or levies against the Collateral prior to delinquency thereof, (b) to have and maintain insurance at all times with respect to all Collateral against such risks, with such carrier and in such amounts as Lender may require, (c) to supply evidence of such insurance to Lender upon request, (d) not to sell, encumber or otherwise voluntarily or involuntarily transfer or dispose of the Collateral or any portion thereof or create, permit or suffer any encumbrance thereon, and (e) to pay, upon demand by Lender, all costs and expenses, including without limitation all attorneys' fees, incurred by Lender in connection with the creation, perfection, preservation or enforcement of any of the security interests granted under this Security Agreement.

         8. Default. For purposes of this Security Agreement, an "EVENT OF DEFAULT" shall mean any one of the following events:

                  (a) The existence of a default or Event of Default as defined under any of the other Loan Documents; or

                  (b) Any failure by Borrower to perform any obligation hereunder, or the failure of any representation or warranty of Borrower herein to be true, and the continuance of such failure for ten (10) days after written notice thereof by Lender; or

                  (c) an Insolvency Event shall have occurred with respect to Borrower or any of its Subsidiaries. As used in this Section, "INSOLVENCY EVENT" shall mean, with respect to Borrower or any of its Subsidiaries, the occurrence of any of the following: (i) such entity shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (ii) such entity shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (iii) such



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entity shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (iv) such entity shall file a voluntary petition under any bankruptcy, insolvency or similar law, or (v) such entity, or a substantial portion of its property, assets or business shall become the subject of an involuntary proceeding or petition for its dissolution, reorganization, or the appointment of a receiver, trustee, custodian or liquidator or shall become subject to any writ, judgment, warrant of attachment, execution or similar process involving $500,000, or more, and any such proceeding, petition, writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding.

         9. Remedies. Upon the occurrence of an Event of Default, then in addition to all of Lender's rights as a "secured party" under the Code or otherwise by law or equity:

                  (a) Lender may (i) upon written notice, require Borrower to assemble any or all of the Collateral and make it available to Lender at a place designated by Lender, (ii) without prior notice, enter upon the place where any of the Collateral may be located and take possession of, collect, sell, and dispose of any or all of the Collateral, and store the same at locations acceptable to Lender at Borrower's expense, and (iii) sell, assign and deliver at any place or in any lawful manner all or any part of the Collateral and bid and become purchaser at any such sales;

                  (b) Lender may, for the account of Borrower and at Borrower's expense, (i) operate, use, consume, sell or dispose of the Collateral as Lender deems appropriate for the purpose of performing any or all of the obligations secured by this Agreement, (ii) enter into any agreement, compromise or settlement, including the settlement of insurance claims, which Lender may deem desirable or proper with respect to any or all of the Collateral, (iii) endorse, deliver evidences of title for, receive, enforce and collect by legal action or otherwise, any or all indebtedness and obligations now or hereafter owed to Borrower in connection with or on account of any or all of the Collateral, and
(iv) perform any of the obligations secured by this Security Agreement; provided, however, notwithstanding any other provision herein to the contrary, Lender shall not be deemed to have accepted any property other than cash in satisfaction of any obligation of Borrower to lender unless Lender shall have made an express written election of said remedy under Code Section 9505 or other applicable law; and

                  (c) if an Event of Default specified in Section 8 (c) above shall have occurred, the entire amount of the Loan (including any interest, charges, fees or other amounts due under the Loan Documents) shall be automatically declared due and payable without any declaration, presentment, demand, protest or notice or other act of any kind by Lender whatsoever.

         10. Power of Attorney. Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact, such agency being coupled with an interest, and as such attorney-in-fact Lender may, without any obligation to do so, in Lender's name or in the name of Borrower, prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Lender's security interests and rights in or to any of the Collateral, and upon an Event of Default hereunder take



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any other action specified in Section 9(b) hereof, provided that Lender as such attorney-in-fact (a) shall provide Borrower with at least ten (10) days' prior written notice of its intention to act as its attorney-in-fact and the nature of the intended action, and (b) shall be accountable only for such funds as are actually received by Lender.

         11. Possession and Use of Collateral. Except as otherwise provided in this Security Agreement or the other Loan Documents, so long as no Event of Default exists under this Security Agreement, Borrower may possess, use, move, transfer and dispose of any of the Collateral in the ordinary course of Borrower's business and in accordance with the Loan Agreement.

         12. Attorneys' Fees. If Lender refers this Security Agreement or any of the other Loan Documents to an attorney to enforce, construe or defend any provision thereof, or as a consequence of any default or Event of Default thereunder, with or without the filing of any legal action or proceeding, Borrower shall pay to Lender upon demand the amount of all attorneys' fees, costs and other expenses incurred by Lender in connection therewith, together with interest thereon from the date of demand at the rate applicable to the principal balance of the Note, or, if the Note has been fully repaid, at the rate that would be applicable if the Note had not been fully repaid. The reference to "attorneys' fees" in this Section and in all other places in this Security Agreement and the other Loan Documents shall include without limitation such amounts as may then be charged by Lender for legal services furnished by attorneys in the employ of Lender, at rates not exceeding those that would be charged by outside attorneys for comparable services.

         13. Integration. This Security Agreement and the other Loan Documents contain the entire agreement of the parties and supersede any and all prior negotiations. This Agreement is supplemented by the provisions of the Loan Documents, and said provisions are incorporated herein by this reference.

         14. Miscellaneous Provisions. No provision of this Agreement may be amended, modified, supplemented, changed, waived, discharged or terminated unless Lender consents thereto in writing. In case any one or more of the provisions contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns. Time is of the essence of this Agreement and the performance of each of the covenants and agreements contained herein. This Agreement shall be governed by and construed in accordance with the laws of the State of California. If Borrower consists of more than one person or entity, the obligations of Borrower shall be the joint and several obligations of all such persons or entities, and any married person who executes this Agreement agrees that recourse may be had against his or her separate property for satisfaction of his or her obligations hereunder.



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                  IN WITNESS WHEREOF, Borrower has executed this Security
Agreement as of the date first above written.


                                       BORROWER:

                                       HI/FN, INC.,
                                       a Delaware corporation

                                       By: /s/ RAYMOND J. FARNHAM
                                          --------------------------------------
                                          Name: Raymond J. Farnham
                                               ---------------------------------
                                          Title: Chief Executive Officer
                                                --------------------------------


                                       By: /s/ WILLIAM R. WALKER
                                          --------------------------------------
                                          Name: William R. Walker
                                               ---------------------------------
                                          Title: Vice President of Finance and
                                                --------------------------------
                                                Chief Financial Officer
                                                --------------------------------


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